    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 20, 1996.


                                                       REGISTRATION NO. 333-4274
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                               AMENDMENT NO. 2 TO


                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                       KEYCORP STUDENT LOAN TRUST 1996-A
                   (Issuer of the Notes and the Certificates)
                            ------------------------
                       KEY BANK USA, NATIONAL ASSOCIATION
                   (Originator of the Trust described herein)
             (Exact name of Registrant as specified in its charter)

           UNITED STATES                              6021                                34-1804148
  (State or other jurisdiction of         (Primary Standard Industrial                 (I.R.S. Employer
  incorporation or organization)           Classification Code Number)                Identification No.)

                            ------------------------

                                   KEYCENTER
                               127 PUBLIC SQUARE
                             CLEVELAND, OHIO 44114
                                 (216) 689-3000

  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                            ------------------------

                               FORREST F. STANLEY
                         GENERAL COUNSEL AND SECRETARY
                       KEY BANK USA, NATIONAL ASSOCIATION
                                   KEYCENTER
                               127 PUBLIC SQUARE
                             CLEVELAND, OHIO 44114
                                 (216) 689-3000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            ------------------------

                                   COPIES TO:

                             Robert J. Gilker, Esq.
                           Jones, Day, Reavis & Pogue
                             1900 Huntington Center
                              Columbus, Ohio 43215
                             Reed D. Auerbach, Esq.
                           Stroock & Stroock & Lavan
                                7 Hanover Square
                            New York, New York 10004

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /___________

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ________________________

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
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

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Expenses in connection with the offering of the Notes and the Certificates being registered herein are estimated as follows:

     SEC registration fee.................................................  $          --
     Legal fees and expenses..............................................         70,000
     Accounting fees and expenses.........................................         50,000
     Rating agency fees...................................................        600,000
     Eligible Lender Trustee fees and expenses............................         14,000
     Indenture Trustee fees and expenses..................................         13,000
     Printing and engraving...............................................         55,000
     Servicer conversion fees.............................................        100,000
     Miscellaneous........................................................              *
                                                                            -------------
               Total......................................................  $           *
                                                                             ============

- ---------------

* To be filed by Amendment.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Paragraph (a) of Article Tenth of the Articles of Association of the Registrant (this "Association") provides as follows:

          (a) This Association shall indemnify, to the full extent permitted or authorized by the Ohio General Corporation Law as it may from time to time be amended, any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was a director, officer, or employee of this Association, or is or was serving at the request of this Association as a director, trustee, officer, or employee of another association, corporation, partnership, joint venture, trust, or other enterprise; in the case of a person serving at the request of this Association, such request shall be evidenced by a resolution of the Board of Directors or a duly-authorized committee thereof or by a writing executed by an officer of this Association pursuant to a resolution of the Board of Directors or a duly-authorized committee thereof. In the case of a merger into this Association of a constituent association which, if its separate existence had continued, would have been required to indemnify directors, officers, or employees in specified situations prior to the merger, any person who served as a director, officer, or employee of the constituent association, or served at the request of the constituent association as a director, trustee, officer, or employee of another association, corporation, partnership, joint venture, trust, or other enterprise, shall be entitled to indemnification by this Association (as the surviving association) for acts, omissions, or other events or occurrences prior to the merger to the same extent he would have been entitled to indemnification by the constituent association if its separate existence had continued. The indemnification provided by this [Article Tenth] shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled by law or under these Articles or the Bylaws [of this Association], or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer, or employee and shall inure to the benefit of the heirs, executors, and administrators of such a person.

          (b) Notwithstanding division (a) of this [Article Tenth], no director, officer, or employee of this Association shall be indemnified against expenses, including attorneys' fees, penalties or other payments incurred in an administrative proceeding or action instituted by the Comptroller of the Currency or other appropriate bank regulatory agency when such proceeding or action results in a final order assessing civil money penalties against, or requiring affirmative action of, such director, officer, or employee in the form of payments to this Association.

     Reference is made to Section 1701.13(E) of the General Corporation Law of the State of Ohio relating to indemnification of directors, officers and employees of an Ohio corporation. For the full text of Article Tenth of the Registrant's Articles of Association, reference is hereby made to Exhibit 3(a) hereto.

     The Registrant also maintains insurance on behalf of each director and certain officers against any loss arising from any claim asserted against him in any such capacity, subject to certain exclusions.

ITEM 15. RECENT SALE OF UNREGISTERED SECURITIES.

     On or about January 12, 1996, Key Bank USA, National Association began offering for sale its senior bank notes with maturities ranging from 30 days to one year from their respective dates of issue, its senior bank notes with maturities ranging from more than one year to 15 years from their respective dates of issue, and its subordinated bank notes with maturities ranging from more than five years to 15 years from their respective dates of issue (collectively, the "Bank Notes"). Key Bank USA, National Association has authority to issue Bank Notes in an aggregate principal amount not to exceed $600,000,000. Key Bank USA, National Association anticipates offering and selling the Bank Notes on a continuous basis. As of August 15, 1996, approximately $50,000,000 agrgregate principal amount of such Bank Notes have been sold and were outstanding. The principal amount of such Bank Notes have been sold and were outstanding. The principal agents for such offering by Key Bank USA, National Association are Salomon Brothers Inc. CS First Boston Corporation, Goldman, Sachs & Co., Lehman Brothers Inc. (including its affiliate Lehman Commercial Paper Inc.), Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated. The Bank Notes are being sold at par to the public. Key Bank USA, National Association will pay a commission ranging from .050% to .625% to any agent for Bank Notes placed through such agent. The Bank Notes are being sold only to "accredited investors" within the meaning of Rule 501 under the Act. The Bank Notes are being sold without registration in reliance upon the exemption from registration in Section 3(a)(2) of the Act.

ITEM 16. FINANCIAL STATEMENTS AND EXHIBITS.

     a. Exhibits:

  1(a)    --   Form of Underwriting Agreement for Notes*
  1(b)    --   Form of Underwriting Agreement for Certificates*
  3(a)    --   Articles of Association of Key Bank USA, National Association**
  3(b)    --   Bylaws of Key Bank USA, National Association**
  4(a)    --   Form of Indenture between the Trust and the Indenture Trustee (including as exhibits thereto a form of Floating Rate Asset Backed Note)*
  4(b)    --   Form of Amended and Restated Trust Agreement between Key Bank USA, National
               Association and the Eligible Lender Trustee (including as an exhibit thereto a form of Floating Rate Asset Backed Certificate)*
  5       --   Opinion of Forrest F. Stanley, Esq. with respect to legality
  8       --   Opinion of Jones, Day, Reavis & Pogue with respect to federal and Pennsylvania tax matters
 10(a)    --   Form of Sale and Servicing Agreement among the Seller, PHEAA, the Trust, the
               Eligible Lender Trustee and the Administrator*
 10(b)    --   Form of Supplemental Sale and Servicing Agreement among Key Bank USA, National
               Association, as Seller and Administrator, PHEAA, the Trust, the Eligible Lender
               Trustee, the Indenture Trustee and The Access(SM) Group.**
 10(c)    --   Form of Administration Agreement among the Administrator, the Trust, and the
               Indenture Trustee*
 10(d)    --   Form of Guarantee Agreement between the Eligible Lender Trustee on behalf of the
               Trust and PHEAA**
 10(e)    --   Form of Guarantee Agreement between the Eligible Lender Trustee on behalf of the
               Trust and ASA**
 10(f)    --   Form of Guarantee Agreement among the Eligible Lender Trustee on behalf of the
               Trust, Key Bank USA, National Bank and TERI**
 23(a)    --   Consent of Forrest F. Stanley, Esq. (included as part of Exhibit 5)
 23(b)    --   Consent of Jones, Day, Reavis & Pogue (included as part of Exhibit 8)
 24       --   Powers of Attorney of directors and officers of Key Bank USA, National
               Association**
 25       --   Statement of Eligibility under the Trust Indenture Act of 1939 of the Indenture
               Trustee**

- ---------------

 * Filed herewith.

** Previously filed.

     b. Financial Statements:

          Not applicable.

ITEM 17. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     The undersigned Registrant hereby undertakes to provide to the Underwriter at the closing specified in the Underwriting Agreements Notes and Certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 14, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933 each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on the 20th day of August, 1996.


                                            KEY BANK USA, NATIONAL
                                            ASSOCIATION

                                            By:   /s/  FORREST F. STANLEY
                                                 ------------------------
                                              Forrest F. Stanley, Secretary


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed on August 20, 1996, by the following persons in the capacities indicated.


                    NAME                                            TITLE
- ---------------------------------------------    --------------------------------------------
                          *                      Principal Executive Officer and Director
- ---------------------------------------------
                   A. Jay Meyerson
                          *                      Principal Financial Officer
- ---------------------------------------------
                  Ronald J. Nicolas
                          *                      Principal Accounting Officer
- ---------------------------------------------
                  Joseph A. Pampush
                          *                      Director
- ---------------------------------------------
                      Lee Irving
                          *                      Director
- ---------------------------------------------
                   Craig C. Brooks
                          *                      Director
- ---------------------------------------------
                  Allen J. Gula, Jr.

                          *                      Director
- ---------------------------------------------
                   Jeanne B. Krips
                          *                      Director
- ---------------------------------------------
                    John H. Mancuso
                          *                      Director
- ---------------------------------------------
                   Bruce E. Tofte
                                                 Director
- ---------------------------------------------
                 Frederick E. Wolfert
                          *                      Director
- ---------------------------------------------
Stephen E. Wall
     *By:       /s/  FORREST F. STANLEY
         ------------------------------------
             Forrest F. Stanley
              Attorney-in-Fact
               August 20, 1996

                                  EXHIBIT INDEX

EXHIBIT                                                                               SEQUENTIAL
 NO.                                 DESCRIPTION OF EXHIBIT                          PAGE NUMBER
- ------         -------------------------------------------------------------------   ------------
   1(a)  --    Form of Underwriting Agreement for Notes*
   1(b)  --    Form of Underwriting Agreement for Certificates*
   3(a)  --    Articles of Association of Key Bank USA, National Association**
   3(b)  --    Bylaws of Key Bank USA, National Association**
   4(a)  --    Form of Indenture between the Trust and the Indenture Trustee
               (including as exhibits thereto a form of Floating Rate Asset Backed
               Note)*
   4(b)  --    Form of Amended and Restated Trust Agreement between Key Bank USA,
               National Association and the Eligible Lender Trustee (including as an exhibit thereto a form of Floating Rate Asset Backed
               Certificate)*
   5     --    Opinion of Forrest F. Stanley, Esq. with respect to legality
   8     --    Opinion of Jones, Day, Reavis & Pogue with respect to federal and
               Pennsylvania tax matters
  10(a)  --    Form of Sale and Servicing Agreement among the Seller, PHEAA, the
               Trust, the Eligible Lender Trustee and the Administrator*
  10(b)  --    Form of Supplemental Sale and Servicing Agreement among Key Bank
               USA, National Association, as Seller and Administrator, PHEAA, the
               Trust, the Eligible Lender Trustee, the Indenture Trustee and The
               Access(SM) Group.**
  10(c)  --    Form of Administration Agreement among the Administrator, the Trust and the Indenture Trustee*
  10(d)  --    Form of Guarantee Agreement between the Eligible Lender Trustee on behalf of the Trust and PHEAA**
  10(e)  --    Form of Guarantee Agreement between the Eligible Lender Trustee on behalf of the Trust and ASA**
  10(f)  --    Form of Guarantee Agreement among the Eligible Lender Trustee on behalf of the Trust, Key Bank USA, National Association and TERI**
  23(a)  --    Consent of Forrest F. Stanley, Esq. (included as part of Exhibit 5)
  23(b)  --    Consent of Jones, Day, Reavis & Pogue (included as part of Exhibit
               8)
  24     --    Powers of Attorney of directors and officers of Key Bank USA,
               National Association**
  25     --    Statement of Eligibility under the Trust Indenture Act of 1939 of the Indenture Trustee**

- ---------------

 * Filed herewith.

** Previously filed.

                                                       REGISTRATION NO. 333-4274
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    EXHIBITS

                                   FILED WITH

                                AMENDMENT NO. 2

                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                       KEYCORP STUDENT LOAN TRUST 1996-A
                   (Issuer of the Notes and the Certificates)

                            ------------------------

                       KEY BANK USA, NATIONAL ASSOCIATION
                   (Originator of the Trust described herein)
             (Exact name of Registrant as specified in its charter)

                            ------------------------

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